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                                  Exhibit 4.1

                                 EXECUTION COPY


                          SECOND SUPPLEMENTAL INDENTURE

                                     Between

                          AIRTOUCH COMMUNICATIONS, INC.

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                   as Trustee

                            Dated as of July 16, 1996


               Supplemental To Indenture Dated as of July 16, 1996
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                          SECOND SUPPLEMENTAL INDENTURE

            THIS SECOND SUPPLEMENTAL INDENTURE, dated as of July 16, 1996, between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association (the "Trustee"),

                                   WITNESSETH:

            WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of July 16, 1996, as amended by the First Supplemental Indenture dated as of July 16, 1996 (the "Original Indenture"), and such Original Indenture provides that the Company and the Trustee may, at any time and from time to time, under circumstances set forth in Article 10 thereof, enter into one or more supplemental indentures without the consent of the holders of the outstanding Securities for the purpose of supplementing the provisions of the Original Indenture;

            WHEREAS, pursuant to the provisions of Section 2.01 of the Original Indenture, the Company wishes to establish two Series of Securities to be issued by the Company under the Original Indenture to be in the aggregate principal amount of U.S.$650,000,000, bearing interest at the rates and subject to such other terms and provisions as are hereinafter set forth;

            WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture, and all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

            That in order to declare additional terms and conditions upon which certain Series of Securities may hereafter be issued, authenticated and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

            SECTION 1.01. CERTAIN TERMS DEFINED. The terms defined in this
Section 1.01 shall, for all purposes of the Original Indenture and this Second Supplemental Indenture, have the meanings herein specified, unless the context clearly otherwise requires or unless otherwise indicated:

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COMPARABLE TREASURY ISSUE

            The term "Comparable Treasury Issue" means, with respect to the July 1996 Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining terms of such July 1996 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant July 1996 Notes.

COMPARABLE TREASURY PRICE

            The term "Comparable Treasury Price" means, with respect to any Redemption Date for the July 1996 Notes, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such Redemption Date.

FIRST SUPPLEMENTAL INDENTURE

            The term "First Supplemental Indenture" means the First Supplemental Indenture dated as of July 16, 1996 between the Company and the Trustee.

INDEPENDENT INVESTMENT BANKER

            The term "Independent Investment Banker" means Lehman Brothers or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company and acceptable to the Trustee.

JULY 1996 NOTES

            The term "July 1996 Notes" means the 7-1/8 % Notes and the 7-1/2 % Notes.

LETTER OF REPRESENTATIONS

            The term "Letter of Representations" means, with respect to this Second Supplemental Indenture only, the Letter of Representations relating to the July 1996 Notes among the Company, the Trustee and The Depository Trust Company.

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REFERENCE TREASURY DEALER QUOTATION

            The term "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date for the July 1996 Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

REFERENCE TREASURY DEALER

            The term "Reference Treasury Dealer" means Lehman Brothers and its successor; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

7-1/8% GLOBAL NOTES

            The term "7-1/8% Global Notes" means, for the purposes of this Second Supplemental Indenture only, the Global Notes representing the 7-1/8% Notes.

7-1/8% NOTES

            The term "7-1/8% Notes" means, for the purposes of this Second Supplemental Indenture Only, the Company's 7-1/8% Notes due 2001, which constitute a Series of Securities under the Original Indenture.

7-1/2% GLOBAL NOTES

            The term "7-1/2% Global Notes" means, for the purposes of this Second Supplemental Indenture Only, the Global Notes representing the 7-1/2% Notes.

7-1/2% NOTES

            The term "7-1/2% Notes" means, for the purposes of this Second Supplemental Indenture Only, the Company's 7-1/2% Notes due 2006, which constitute a Series of Securities under the Original Indenture.

TREASURY YIELD

            The term "Treasury Yield" means, with respect to any Redemption Date for the July 1996 Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

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            SECTION 1.02. OTHER DEFINITIONS. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Original Indenture, except when expressly herein otherwise defined.

                                   ARTICLE TWO
                           TERMS OF THE 7-1/8 % NOTES

SECTION 2.01. TERMS OF THE 7-1/8% NOTES. The 7-1/8% Notes shall have the following terms:

                        (a) The 7-1/8% Notes shall be designated as this
            Company's 7-1/8% Notes Due 2001, and shall constitute a Series of Securities under the Original Indenture;

                        (b) The 7-1/8% Notes shall be in the aggregate principal
            amount of Two Hundred and Fifty Million United States Dollars (US$250,000,000) and shall mature on July 15, 2001;

                        (c) The 7-1/8% Notes shall bear interest at the rate of
            7-1/8% per annum from July 15, 1996, payable semiannually on each January 15 and July 15, commencing January 15, 1997;

                        (d) The 7-1/8% Notes shall be issued initially as two
            7-1/8% Global Notes, in registered form registered in the name of the Depository (as hereinafter identified) or its nominee in such denominations as are required by the Letter of Representations and shall be in the form attached hereto as Exhibit A;

                        (e) The Depository for the 7-1/8% Global Notes shall be
            The Depository Trust Company;

                        (f) The 7-1/8% Global Notes shall be exchangeable for
            definitive 7-1/8% Notes in registered form substantially the same as the 7- 1/8% Global Notes in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture;

                        (g) The 7-1/8% Notes shall be payable (as to both
            principal and interest) when and as the same become due at the office of the Trustee, as provided in the Indenture, provided that, as long as the 7-1/8% Notes are in the form of one or more 7-1/8% Global Notes payments of interest may be made by wire transfer in accordance with the provisions of the Letter of Representations and provided further, that upon any exchange of the Global Notes for 7-1/8% Notes in definitive form, the Company elects to

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            exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date;

                        (h) The Record Date for the 7-1/8% Notes shall be the
            fifteenth day preceding the relevant interest payment date;

                        (i) The 7-1/8% Notes will be redeemable in whole or in
            part, at the option of the Company at any time, at a redemption price equal to the greater of (a) 100% of their principal amount or
            (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 10 basis points; plus for each of (a) and (b) above, accrued interest on the 7-1/8% Notes to the date of redemption; and

                        (j) The 7-1/8% Notes shall be subject to the covenants
            set forth in Article II of the First Supplemental Indenture.

                                  ARTICLE THREE
                            TERMS OF THE 7-1/2% NOTES

SECTION 3.01. TERMS OF THE 7-1/2 % NOTES. The 7-1/2% Notes shall have the following terms:

                        (a) The 7-1/2% Notes shall be designated as this
            Company's 7- 1/2% Notes Due 2006, and shall constitute a Series of Securities under the Original Indenture;

                        (b) The 7-1/2% Notes shall be in the aggregate principal
            amount of Four Hundred Million United States Dollars
            (U.S.$400,000,000) and shall mature on July 15, 2006;

                        (c) The 7-1/2% Notes shall bear interest at the rate of
            7-1/2% per annum from July 15, 1996, payable semiannually on each January 15 and July 15, commencing January 15, 1997;

                        (d) The 7-1/2% Notes shall be issued initially as two
            7-1/2% Global Notes, in registered form registered in the name of the Depository (as hereinafter identified) or its nominee in such denominations as are required by the Letter of Representations and shall be in the form attached hereto as Exhibit B;

                        (e) The Depository for the 7-1/2% Global Notes shall be
            The Depository Trust Company;

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                        (f) The 7-1/2% Global Notes shall be exchangeable for
            definitive 7-1/2% Notes in registered form substantially the same as the 7- 1/2% Global Notes in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture;

                        (g) The 7-1/2% Notes shall be payable (as to both
            principal and interest) when and as the same become due at the office of the Trustee, as provided in the Indenture, provided that, as long as the 7-1/2% Notes are in the form of one or more 7-1/2% Global Notes payments of interest may be made by wire transfer in accordance with the provisions of the Letter of Representations and provided further, that upon any exchange of the 7- 1/2% Global Notes for 7-1/2% Notes in definitive form, the Company elects to exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date;

                        (h) The Record Date for the 7-1/2% Notes shall be the
            fifteenth day preceding the relevant interest payment date;

                        (i) The 7-1/2% Notes will be redeemable in whole or in
            part, at the option of the Company at any time, at a redemption price equal to the greater of (a) 100% of their principal amount or
            (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points; plus for each of (a) and (b) above, accrued interest on the 7-1/2% Notes to the date of redemption; and

                        (j) The 7-1/2% Notes shall be subject to the covenants
            set forth in Article II of the First Supplemental Indenture.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

            SECTION 4.01. PROVISIONS OF THE ORIGINAL INDENTURE. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall be deemed to be incorporated in and made a part of this Second Supplemental Indenture; and the Original Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of July 1996 Notes authenticated and delivered under the Indenture shall be bound hereby.

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            SECTION 4.02. SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Second Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture shall be construed as if such provision had never been contained herein.

            SECTION 4.03. EXECUTION IN COUNTERPARTS. This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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            IN WITNESS WHEREOF, AIRTOUCH COMMUNICATIONS, INC. has
caused this Second Supplemental Indenture to be signed by its Chairman of the Board or any Vice Chairmen of the Board or one of its Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents and to be signed and acknowledged by its Secretary or one of its Assistant Secretaries and THE FIRST NATIONAL BANK OF CHICAGO has caused this Indenture to be signed and acknowledged by one of its Vice Presidents and to be signed and acknowledged by one of its Assistant Secretaries, all as of the day and year first written above.

                                             AIRTOUCH COMMUNICATIONS, INC.

                                             By: ______________________________
                                             Name:
                                             Title:

                                             By: ______________________________
                                             Name:
                                             Title:

                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Trustee

                                             By: ______________________________
                                             Name:
                                             Title:

                                             By: ______________________________
                                             Name:
                                             Title:

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